                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[x ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
      ____________________________________________________________________

                          Tuesday Morning Corporation
                (Name of Registrant as Specified In Its Charter)
     ____________________________________________________________________

                           Mark E. Jarvis, Secretary
                    (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x ]  No fee required.
[ ] Fee computed on the table below per Exchange Act Rule 14a-6(i)(4) and 0-11 ("Rule 0-11").

      (1)     Title of each class of securities to which transaction applies
      (2)     Aggregate number of securities to which transaction applies
      (3) Per unit price or other underlying value of transaction computed pursuant to Rule 0-11
      (4)     Proposed maximum aggregate value of transaction
      (5)     Total fee paid
[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

              (1)  Amount Previously Paid
              (2)  Form, Schedule or Registration Statement No.
              (3)  Filing Party
              (4)  Date Filed

                          TUESDAY MORNING CORPORATION
                               14621 Inwood Road
                             Addison, Texas 75001


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 16, 2001


To our Stockholders:

     The Annual Meeting of Shareholders of Tuesday Morning Corporation (the "Company") will be held at the Company's headquarters, 14621 Inwood Road, Addison, Texas, on Wednesday, May 16, 2001 at 11:00 a.m., local time. At the meeting, shareholders will be asked to vote on the following matters:

     (a) To elect to the Company's Board of Directors six directors to serve a one-year term expiring at the Annual Meeting of Shareholders in 2002, or upon their earlier retirement, resignation or removal; and

     (b) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 11, 2001 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

                                By Order of the Board of Directors



                                Mark E. Jarvis
                                Secretary

Dallas, Texas
April 13, 2001

                          TUESDAY MORNING CORPORATION
                               14621 Inwood Road
                             Addison, Texas 75001


                                PROXY STATEMENT
                                    for the
                         ANNUAL MEETING OF SHAREHOLDERS
                            Wednesday, May 16, 2001
                                   11:00 a.m.


     This Proxy Statement is furnished to shareholders of Tuesday Morning Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 16, 2001, at 11:00 A.M., local time, at our corporate offices, and at any and all adjournments or postponements thereof. Proxies in the form enclosed will be voted at the meeting, if properly executed, returned to the Company prior to the meeting and not revoked. The proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Company.

This Proxy Statement and form of proxy were first mailed to shareholders of the Company on or about April 13, 2001. The Company's 2000 Annual Report to Shareholders, covering the Company's fiscal year ended December 31, 2000, is enclosed herewith but does not form any part of the materials for solicitation of proxies.

                               QUORUM AND VOTING

     Record Date. The record date for the Annual Meeting ("Record Date") is April 11, 2001. Only holders of record of the Company's Common Stock, $.01 par value per share at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting.

     Voting Stock. The only class of stock entitled to be voted at the meeting is the Company's Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting. At the close of business on the Record Date 39,622,154 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

     Quorum. In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares of Common Stock entitled to vote must be represented at the meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the shareholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

     Voting by Street Name Holders. If a shareholder owns shares in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes").

     Required Vote. The election as a director of each nominee requires the affirmative vote of a plurality of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting (i.e., the six nominees receiving the greatest number of votes will be elected). Abstentions and "broker non-votes" are counted as present and entitled to vote for the purposes of determining a quorum, but are not counted for purposes of the election of a director.

     Default Voting. Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a shareholder properly executes and returns the accompanying proxy, but does not indicate any voting instructions, such shareholder's shares will be voted as follows:

     (i) FOR the election of each nominee listed below as director of the Company; and

     (ii) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

If any other matter or business is brought before the Annual Meeting, the proxy holders may vote the proxies in their discretion. The directors do not currently know of any such other matter or business.

                             ELECTION OF DIRECTORS

   At the Annual Meeting, the holders of Common Stock as of the Record Date will consider and vote for each of the members of the Company's Board of Directors. The Board of Directors has nominated Kathleen Mason, William J. Hunckler, III, Benjamin D. Chereskin, Robin P. Selati, Sally Frame Kasaks and Henry F. Frigon for reelection as directors of the Company. The nominees are currently serving as directors of the Company, and if they are reelected, the nominees will continue to serve until their terms expire at the Annual Meeting of Shareholders to be held in 2002, or the earlier retirement, resignation or removal of any such nominee. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each of the nominees has indicated their willingness to serve the full term.

   The Board of Directors recommends that you vote FOR the election of each of the foregoing nominees.

Biographical Information.

     The following is biographical information about each of the nominees:

   Mr. Chereskin, 42, has served as a director of Tuesday Morning since December 29, 1997. On June 19, 2000, he was appointed Chairman of the Board following the death of Jerry Smith, former President, CEO and Chairman. Mr. Chereskin is a managing director of Madison Dearborn Partners, LLC which he co-founded in 1993. Prior to 1993, Mr. Chereskin was with First Chicago Venture Capital for nine years. Mr. Chereskin currently serves on the board of directors of The Cornerstone Investments Group, Inc., NWL Holdings, Inc., Carrols Holdings Corporation, Autodaq Corporation, AgWeb.com, Inc., and Family Christian Stores, Inc.

   Ms. Mason, 51, was appointed President and Chief Executive Officer of Tuesday Morning in July 2000. She was also elected to the Board of Directors. Previously, Ms. Mason served as President of Filene's Basement, President of Homegoods, a subsidiary of TJX Companies and as Chairman and Chief Executive Officer of Cherry & Webb. She is also on the board of directors of Men's Warehouse, Genesco and Boston Restaurant Associates.

   Mr. Hunckler, 47, has served as director of Tuesday Morning since December 29, 1997. Mr. Hunckler is a managing director of Madison Dearborn Partners, LLC, which he co-founded in 1993. Prior to 1993, Mr. Hunckler was with First Chicago Venture Capital for 13 years. Mr. Hunckler currently serves on the board of directors of Beverages and More, Inc., The Cornerstone Investments Group, Inc., NWL Holdings, Inc., Peter Piper, Inc., Family Christian Stores, Inc. and Ruth's Chris Steak House, Inc.

   Mr. Selati, 34, has served as a director of Tuesday Morning since December 29, 1997. Mr. Selati is a managing director of Madison Dearborn Partners, LLC and has been with the firm since 1993. His prior experience was with Alex Brown & Sons Incorporated as a Financial Analyst in the consumer/retailing investment banking group. Mr. Selati currently serves on the board of directors of Beverages and More, Inc., Peter Piper, Inc., NWL Holdings, Inc., Carrols Holdings Corporation, Family Christian Stores, Inc. and Ruth's Chris Steak House, Inc.

   Ms. Kasaks, 56, was elected to the Board of Directors in June 1999. She has been with ISTA Incorporated, a marketing and retail-consulting firm since January 1997. Between February 1992 and August 1996, Ms. Kasaks served as Chairman and Chief Executive Officer of Ann Taylor Stores, Inc. which operates a chain of women's apparel stores. Ms. Kasaks also serves as a director of The Children's Place, Pacific Sunwear of California, The White House, Inc. and Cortefiel, S.A., of Madrid, Spain.

   Mr. Frigon, 66, was elected to the Board of Directors in December 1999. He is currently a private investor and business consultant. In December 1994, he retired from Hallmark, Inc. where he served as Executive Vice President and Chief Financial Officer. Prior to joining Hallmark he served as President and Chief Executive Officer of BATUS, Inc. Mr. Frigon currently serves on the board of directors of H&R Block, Buckeye Technologies, Packaging Corp. of America, Dimon, Inc. and Syprus Solutions.

   The Board of Directors consists of such number of members as is set by the Board of Directors from time to time. The Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable for monetary damages to the Company or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of (i) a breach of the director's duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) an act related to the unlawful stock repurchase or payment of a dividend pursuant to Section 174 of Delaware General Corporation Law; and (iv) transactions from which the director derived an improper benefit. The Company has entered into agreements with each of its directors obligating the Company to indemnify its directors to the fullest extent permitted by Delaware law and the Company's Certificate of Incorporation.

          During the year ended December 31, 2000, the Board of Directors held six regular meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and its committees that he/she was required to attend.

Committees of the Board of Directors

   The Audit Committee, composed of William J. Hunckler, III (Chairman), Robin
P. Selati and Henry F. Frigon, is empowered to review the Company's principal policies for accounting, internal control and financial reporting, to meet periodically with the Company's independent auditors and to recommend to the Board of Directors whether or not to engage the independent auditors for the succeeding year. The Audit Committee met three times during 2000 and all members were in attendance.

   The Compensation Committee is composed of William J. Hunckler, III and Benjamin D. Chereskin. Reference is made to the report of the Company's Compensation Committee set forth elsewhere herein. The Compensation Committee met one time during 2000 and all members were in attendance.

Executive Officers

   The following table lists the executive officers and certain key employees of Tuesday Morning:

Name                                     Age                             Position
-------------------------------------  -------  -----------------------------------------------------------
Kathleen Mason                              51  President, Chief Executive Officer, Director
Mark E. Jarvis                              49  Executive Vice President, Chief Financial Officer
G. Michael Anderson                         48  Executive Vice President, Buying Group
Michael Marchetti                           44  Senior Vice President, Strategic Planning
Duane A. Huesers                            45  Vice President, Finance
Richard Nance                               54  Vice President, Information Systems
Karen Goodman                               51  Vice President, Real Estate
Andrew Paris                                42  Vice President, Store Operations
Marvin Wilson                               60  Vice President, Logistics

     Biographical information regarding Ms. Mason is set forth under "Election of Directors". The following is biographical information about the other foregoing officers and key employees of the Company:

   Mr. Jarvis joined Tuesday Morning in September 1992 as Senior Vice President and Chief Financial Officer. He was appointed Executive Vice President during September 2000. From 1988 to 1992, he served in several capacities, most recently as Vice President and Treasurer, for Pier 1 Imports, Inc., a specialty retailer.

   Mr. Anderson joined Tuesday Morning in September 1989 as a buyer. In 1991, he was appointed Vice President, Buying, Smallwares Division. Mr. Anderson was elected Senior Vice President, Buying Group in December 1996. He was appointed Executive Vice President during September 2000. Prior to joining Tuesday Morning, Mr. Anderson was a buyer for Affiliated Foods and Merchandise Manager for Fox-Meyer Drug Company.

   Mr. Marchetti joined Tuesday Morning in February 2001 as Senior Vice President of Strategic Planning. Prior to joining Tuesday Morning, Mr. Marchetti was a principal with MarCon Services, Inc., a service company that evaluates system development needs. He has also served as Chief Financial Officer of CWT Specialty Stores.

   Mr. Huesers joined Tuesday Morning in 1992 as Vice President, Finance. Prior to joining Tuesday Morning, Mr. Huesers served as Senior Vice President and Chief Financial Officer of Bookstop, Inc., a chain of book superstores.

   Mr. Nance joined Tuesday Morning in 1992 as Vice President, Information Systems. Prior to joining Tuesday Morning, Mr. Nance was part of the information systems consulting group hired by Tuesday Morning in 1991.

   Ms. Goodman joined Tuesday Morning in 1982 as a Regional Manager of Store Operations, and became head of the real estate division in 1988. Ms. Goodman was elected Vice President, Real Estate in 1991. Prior to joining Tuesday Morning, Ms. Goodman was Assistant Managing Director of Lord & Taylor in Chicago and Dallas.

   Mr. Paris joined Tuesday Morning in 1990 as Regional Manager of Store Operations. He was elected Vice President, Store Operations in 1996. Prior to joining Tuesday Morning, Mr. Paris was Manager of Ramp Operations at People Express/Continental Airlines.

   Mr. Wilson joined Tuesday Morning in 1999. Prior to joining Tuesday Morning, Mr. Wilson was President of Competitive Process Solutions.

Executive Compensation

     Director Compensation.   Directors who are not executive officers receive
an annual retainer from the Company in the amount of $30,000 and receive reimbursement for their out-of-pocket expenses incurred in attending Board meetings. Directors who are employees of the Company do not receive any additional remuneration for serving as directors.

     Summary Compensation Table. The following table and accompanying explanatory footnotes include annual and long-term compensation information for
(i) Tuesday Morning's Chief Executive Officer and (ii) the next four highest paid executive officers who received total annual salary and bonus in excess of $100,000, for services rendered in all capacities during 2000, 1999 and 1998.

                                                                                      Long-Term
                                               Annual Compensation                  Compensation
                                  ---------------------------------------------  -------------------
      Name and          Fiscal                                                         Options                All Other
 Principal Position      Year              Salary                  Bonus               Granted            Compensation (1)
--------------------  ----------  ------------------------  -------------------  -------------------  -------------------------
Jerry M. Smith              2000                 $475,000  (2)        $110,616  (2)                -                    $4,815
   President/CEO/           1999                  475,000              237,500                     -                     7,449
   Chairman                 1998                  475,000              237,500                                           8,876

Kathleen Mason              2000                 $187,500  (3)        $ 98,014               750,000                    $   29
   President/CEO            1999                        -                    -                     -                         -
                            1998                        -                    -                     -                         -

Mark E. Jarvis              2000                 $250,918                    -                     -                    $8,290
   Executive Vice           1999                  215,881                    -                     -                     7,516
    President
   Chief Financial          1998                  198,875                    -                     -                     6,210
    Officer

G. Michael Anderson         2000                 $276,876                    -                     -                    $5,659
   Executive Vice           1999                  249,262                    -                                           6,016
    President               1998                  228,750                    -                     -                     6,210

Duane A. Huesers            2000                 $198,875                    -                     -                    $7,302
   Vice President,          1999                  179,375                    -                     -                     6,159
    Finance                 1998                  158,025                    -                     -                     5,805

Richard Nance               2000                 $182,760                    -                     -                    $6,810
   Vice President,          1999                  167,937                    -                     -                     6,379
   Information Systems      1998                  158,025                    -                     -                     6,758

(1) The amounts indicated reflect the aggregate value of Tuesday Morning's contributions for each of the named executive officers to Tuesday Morning's 401(k) defined contribution plan, group term life insurance and Tuesday Morning's stock purchase plan.
(2) As a result of his death, Mr. Smith's employment terminated in June 2000, however, his estate continued to receive payments of salary for six months thereafter and a prorated annual bonus payment, as required under his employment agreement.
(3)  Ms. Mason was appointed President and CEO of Tuesday Morning in July 2000.

Stock Options

   The Company has adopted an incentive Option Plan covering 4,800,000 shares of Common Stock of the Company. The Option Plan was implemented by the Company in December 1997. The purpose of the Option Plan is to strengthen the Company's ability to attract and retain key employees and to furnish additional incentives to such persons by encouraging them to become owners of Common Stock. The administration of the Option Plan is provided by the Compensation Committee of the Board of Directors, which has the authority to determine the terms on which options are granted under the Option Plan.

   Under the Option Plan, each option must be granted at an exercise price of not less than the fair market value of the shares as of the date of grant. Each option must be exercised, if at all, during a period established in the grant which may not exceed 10 years from the date of grant (five years with respect to any employee who owns more than 10% of the Company's capital stock). An employee may not transfer or assign any option granted and may not exercise any options after a specified period after termination of the employee's employment. The options vest over a period set by the Compensation Committee. The Company had outstanding qualified stock options to purchase an aggregate of 1,362,610 shares. The fair market value of the Company's shares as of March 31, 2001 was $9.75 per share.

   The Company has also granted non-qualified stock options supplementary to the Option Plan. As of April 1, 2001, the Company had outstanding non-qualified stock options to purchase an aggregate of 706,992 shares. All of these options were granted at exercise prices of not less than the fair market value of the shares as of the date of grant.

   The following table sets forth certain information with respect to the options exercised by the executive officers named above during 2000 or held by such persons at year-end.

                                                                           Value of Unexercised
                   Shares                     Number of Unexercised     In-the-Money Options (2)
                  Acquired       Value       Options at Dec. 31, 2000        At Dec. 31, 2000
     Name        On Exercise  Realized (1)  Exercisable  Unexercisable  Exercisable  Unexercisable
---------------  -----------  ------------  -----------  -------------  -----------  -------------
Mr. Smith            432,166    2,295,882             -              -            -              -
Ms. Mason                  -            -             -        750,000            -              -
Mr. Jarvis            29,323      155,778        29,198         58,141      155,114        308,874
Mr. Anderson          43,750      232,422        44,037         87,213      233,947        463.319
Mr. Huesers           11,667       59,035        14,599         29,072       77,557        154,445
Mr. Nance                  -            -        29,266         29,072      155,476        154.445

(1) The named executives exercised options to purchase stock during 2000 but have not sold the shares purchased. The "Value Realized" is calculated based on the closing market price on December 31, 2000, except for Mr. Huesers, who sold his shares in December 2000, and recognized a gain of $283 when they were repurchased, which amount was forfeited to the Company as required under Section 16 of the Exchange Act.

(2) Based on the closing market price on December 31, 2000.

Stock Price Performance

   Set forth below is a line graph indicating the stock price performance of the Company's Common Stock since going public on April 22, 1999 and ending December 31, 2000, as contrasted with (i) the S & P 500 Index and (ii) a peer group of companies consisting of Consolidated Stores Corporation; TJX Companies, Inc.; Dollar Tree Stores, Inc.; Dollar General Corporation; Family Dollar Stores, Inc.; Linens'n Things; Williams-Sonoma, Inc.; Bed Bath & Beyond, Inc.; Bombay Company, Inc.; Ross Stores, Inc.; and Cost Plus, Inc. The chart assumes that $100 was invested on April 22, 1999, with dividends, if any, reinvested.

             Comparison of Total Return of the Company, Peer Group
                                and Broad Market



                              ---------------------YEAR ENDING------------------

COMPANY/INDEX/MARKET            4/22/1999         12/31/1999         12/29/2000

Tuesday Morning Corporation        100.00             108.46              31.25

Customer Selected Stock List       100.00              80.28              85.00

S&P Composite                      100.00             111.00             100.89

Report of the Compensation Committee


Tuesday Morning's Compensation Committee is empowered to review, and to recommend to the full Board of Directors, the annual compensation, long-term incentive compensation and compensation procedures for all executive officers of the Company. Recommendations with respect to fiscal 2000 compensation were made by a Compensation Committee consisting of William J. Hunckler, III and Benjamin
D. Chereskin. The current members of the Compensation Committee, Messrs. Hunckler and Chereskin, will make recommendations with respect to the fiscal 2001 compensation.

Executive officer compensation consists of a base salary component, a bonus component and a stock option component. In determining the base salary component and the bonus component of executive officer compensation, the Committee evaluates numerous factors including the Company's financial performance related to the goals established by the Board, the individual contribution of each executive officer, competitive compensation practices within the specialty retail industry and general inflationary economic factors. Stock price performance has not been an important consideration in determining base salary, because the price of our Common Stock is subject to a variety of factors outside our control. The level of stock option grants to executive officers is based primarily upon their relative position, responsibilities within Tuesday Morning, the competitive environment in which we operate and the executive's performance.

On July 25, 2000, the Company entered into an employment agreement with the Company's new President and Chief Executive Officer, Kathleen Mason, providing for $450,000 in annual salary, payable in installments consistent with the Company's general payroll practices, subject to possible increases as determined from time to time by the Compensation Committee and a maximum annual bonus of up to 50% of base salary. In addition to the foregoing, Ms. Mason was granted an incentive stock option for 50,000 shares of common stock of the Company and a non-qualified stock option for 700,000 shares of common stock, each being exercisable for $10 a share, vesting on a daily basis over a five year period, and terminating ten years after the grant date. The term of Ms. Mason's employment agreement will continue until terminated by Ms. Mason or the Company. During the term of her agreement, the Company shall nominate Ms. Mason as a director of the Company. No other officers' employment is subject to an employment agreement.

The members of such committee as noted below submit this report of the Compensation Committee on executive compensation.

Compensation Committee

William J. Hunckler, III
Benjamin D. Chereskin

Report of the Audit Committee

   The Audit Committee of the Board of Directors assists the Board in providing oversight of the Company's auditing, accounting and financial reporting processes and the Company's system of internal control. The Audit Committee is governed by the Audit Committee Charter, a copy of which is attached as Appendix A to this Proxy Statement. The Board, in its reasonable business judgment, has determined that all the members of the Audit Committee are independent as required by the applicable listing standards of the Nasdaq Stock Market, Inc.

   We have reviewed and discussed with management and the independent auditors, Arthur Andersen, LLP, the Company's audited financial statements as of and for the year ended December 31, 2000. We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence. We have also considered whether the non-audit services provided by the independent auditors are compatible with their independence.

   Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

   The members noted below submit this report of the Audit Committee.

Audit Committee

William J. Hunckler, III
Robin P. Selati
Henry F. Frigon

Certain Relationships and Related Transactions

   In 1998, Madison Dearborn began providing management and advisory services to the Company under a five year agreement for annual payments of $350,000. This service was discontinued after the Company became public in early 1999.

   Due from Officers - At December 31, 2000 the amount due from officers was $356,000. The foregoing amount consists of a loan to Ms. Mason in the original principal amount of $100,000, and a loan to Mr. Jarvis in the original principal amount of $250,000, plus accrued interest. These loans were initiated during 2000 and bear interest at LIBOR plus 2%. These loans become due in December 2004 and October 2004, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

   Under the securities laws of the United States, the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates have been established for these reports, and the Company is required to disclose in this proxy statement any failure to file by these dates. Based solely on our review of Forms 3, 4, and 5 furnished to the Company, all of the filing requirements were satisfied.

Compensation Committee Interlocks and Insider Participation

   No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officers of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

   The following table sets forth certain information with respect to the beneficial ownership of Tuesday Morning's Common Stock as of March 31, 2001 by
(1) each person (or group of affiliated persons) who is known by Tuesday Morning to own beneficially more than 5% of the Common Stock, (2) each of Tuesday Morning's directors, (3) each of Tuesday Morning's executive officers, (4) all directors and executive officers of Tuesday Morning as a group. Except as otherwise noted and subject to community property laws, the persons or entities in this table have sole voting and investment power with respect to all the shares of Common Stock owned by them.

     Shares Beneficially Owned (1)

Name                                                   Number (1)   Percent
-----------------------------------------------------  -----------  --------

Madison Dearborn Capital Partners II, L.P.             27,963,527      70.6%
   Three First National Plaza
   Chicago, IL 60602

T. Rowe Price Associates, Inc. (2)                      2,661,000       6.7%
   100 East Pratt Street
   Baltimore, Maryland 21202

Jerry M. Smith (3)                                             --         *

Kathleen Mason (4)                                        120,630         *

Mark E. Jarvis (5)                                        170,907         *

G. Michael Anderson (6)                                   117,141         *

Duane A. Huesers (7)                                       84,925         *

Richard Nance (8)                                          76,566         *

Benjamin D. Chereskin (9)                              27,963,527      70.6%

William J. Hunckler, III (9)                           27,963,527      70.6%

Robin P. Selati (9)                                    27,963,527      70.6%

Sally Frame Kasaks (10)                                     7,186         *

Henry F. Frigon (11)                                        5,236         *

All directors and executive officers as a group (3)    28,258,230      71.6%
(10 persons)

______________
*  Denotes ownership of less than 1%.

1. Includes the number of shares and percentage ownership represented by such shares determined to be beneficially owned by a person in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of Common Stock that are subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 16, 2001. Such shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by such person. Such shares are not deemed outstanding, however, for the purposes of computing the percentage ownership of any other person.

2. These securities are owned by various individual and institutional investors including T. Rowe Price New Horizons Fund, Inc. (which owns 2,200,000 shares, representing 5.6% of the shares outstanding) which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

3. Includes shares obtained upon the exercise of options by the Estate of Jerry Smith after his death in June 2000. Mr. Smith's Estate is not a reporting person under Section 16 of the Exchange Act so the Company does not have accurate information regarding the number of shares disposed of subsequent to Mr. Smith's death nor the number held on December 31, 2000. Accordingly, these shares are not included in the calculation of ownership of all directors and officers of Tuesday Morning as a group.

4. Includes 120,630 shares issuable upon exercise of stock options exercisable within 60 days of March 16, 2001.

5. Includes 39,979 shares issuable upon exercise of stock options exercisable within 60 days of March 16, 2001.

6. Includes 60,210 shares issuable upon exercise of stock options exercisable within 60 days of March 16, 2001.

7. Includes 19,990 shares issuable upon exercise of stock options exercisable within 60 days of March 16, 2001.

8. Includes 34,657 shares issuable upon exercise of stock options exercisable within 60 days of March 16, 2001.

9. All of the shares indicated are held of record by Madison Dearborn Capital Partners, II, L.P. Messrs. Chereskin, Hunckler and Selati are managing directors of Madison Dearborn Partners, Inc., the general partner of Madison Dearborn Partners L.P. which in turn is the general partner of Madison Dearborn Capital Partners, II, L.P. and therefore may be deemed to beneficially own the shares owned by Madison Dearborn Capital Partners, II, L.P. Messrs. Chereskin, Hunckler and Selati disclaim beneficial ownership of such shares. The address of each of Messrs. Chereskin, Hunckler and Selati is Three First National Plaza, Chicago, Illinois 60602.

10. Includes 7,186 shares issuable upon exercise of stock options exercisable within 60 days of March 16, 2001.

11. Includes 5,236 shares issuable upon exercise of stock options exercisable within 60 days of March 16, 2001.


                            SHAREHOLDERS' PROPOSALS

   Any proposals that shareholders of the Company desire to have presented at the Annual Meeting of shareholders in 2002 must be received by the Company at its principal executive offices no later than December 10, 2001.

Independent Public Accountant

   Arthur Andersen LLP served as the independent public accountant for the Company in 2000. The Company's independent public accountant for 2001 will be selected by the Board at a regular Board meeting to be held in 2001. Representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

   Audit Fees. The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $130,000.

   Financial Information Systems Design and Implementation Fees. There were no fees billed by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

   All Other Fees. The aggregate fees billed by Arthur Andersen LLP for services rendered to the Company, other than the services described under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $7,500 for tax-related services.

   The audit Committee has considered whether the provision of the services by Arthur Andersen LLP, as described above in "All Other Fees," is compatible with maintaining the principal accountant's independence.

                                 MISCELLANEOUS

   The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                  Appendix A
                            Audit Committee Charter

                          TUESDAY MORNING CORPORATION

                            AUDIT COMMITTEE CHARTER



Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding the committee may supplement them as appropriate.

 . The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the authority and responsibility to evaluate and, where appropriate, recommend replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

 . The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

 . The committee shall review the interim financial statements with management and the independent auditors prior to filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

 . The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                                Please mark
                                                               your votes as [X]
                                                                indicated in
                                                                this example

The Board of Directors recommends a vote FOR Item 1.                           FOR all nominees            WITHHOLD
                                                                               listed to the left          AUTHORITY
1. Election of Directors                                                       (except as marked     to vote for all nominees
                                                                               to the contrary)         listed to the left
   Nominees:
   Benjamin D. Chereskin                                                             [ ]                      [ ]
   Kathleen Mason
   William J. Hunckler, III                                                    WITHHELD FOR: (Write that nominee's name on the space
   Robin P. Selati                                                                           provided below.)
   Sally Frame Kasaks
   Henry F. Frigon                                                             -----------------------------------------------------


Signature                                                       Signature                                       Date
         ------------------------------------------------------          --------------------------------------     ---------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          Tuesday Morning Corporation

        The undersigned hereby appoints Mark E. Jarvis or his designate, as proxy, and hereby authorizes him to represent and vote, as designated on the other side, all the shares of stock of Tuesday Morning Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 16, 2001 or any adjournment thereof.

      (Continued, and to be marked, dated and signed, on the other side)



--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE




                            YOUR VOTE IS IMPORTANT!

        Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).



                                  PLEASE VOTE